                                                                   EXHIBIT 10.8

                         BOLDER TECHNOLOGY CORPORATION


                             KEY EMPLOYEE AGREEMENT
                                      FOR
                                  ROGER WARREN


         This Employment Agreement ("Agreement") is entered into as of the 17th day of September 1999, by and between Roger Warren ("Executive") and Bolder Technology Corporation, a Delaware corporation (the "Company").

         WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

         WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

         1. EMPLOYMENT BY THE COMPANY.

                  1.1 Subject to the terms set forth herein, the Company agrees to employ Executive in the position of President and Chief Executive Officer, and Executive hereby accepts such employment effective as of October 1, 1999 (the "Employment Date"). As of January 1, 2000, Executive shall also become Chairman of the Board and shall serve as such so long as he is President and Chief Executive Officer. During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

                  1.2 Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board").

                  1.3 The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

         2. COMPENSATION.

                  2.1 SALARY. Executive shall receive for services to be rendered hereunder an annualized base salary of $100,000 during the first year of this Agreement, $125,000 during the second year of this Agreement and $150,000 during the third year of this Agreement. Such salary shall be payable on the Company's payroll schedule.

                  2.2 DISCRETIONARY BONUS. Executive will be eligible for a discretionary bonus, in an amount of up to 80% of his base salary for the year for which the bonus is being paid. The bonus will be payable upon achievement of criteria determined by the Company's Board of Directors. The Board of Directors shall determine in its sole discretion whether such criteria have been met. . For the quarter ending December 31, 1999, Executive shall receive a bonus of $15,000.

                  2.3 STOCK OPTIONS. On the Employment Date, the Company shall grant Executive five stock options as follows:

                         Exercise
Option       Shares       Price         Vesting                 Term          Type      Post-Termination Exercise
------       ------     ---------       -------                 ----          ----      -------------------------
  1.         150,000       FMV        Vested immediately      10 years      ISO/NSO       12 months for death or
                                                                           disability
                                                                                          3 months for all other
                                                                                          terminations
-----------------------------------------------------------------------------------------------------------------
  2.         150,000       FMV        Vested pro rata         10 years      ISO/NSO       12 months for death or
                                      monthly over 36 months                              disability

                                                                                          3 months for all other
                                                                                          terminations

-----------------------------------------------------------------------------------------------------------------
  3.         150,000       FMV        Vested pro rata         10 years      ISO/NSO       24 months following any
                                      monthly over 36 months                              termination

-----------------------------------------------------------------------------------------------------------------
  4.         150,000   25% of FMV     Vested pro rata         10 years        NSO         Exerciseable for full 10
                                      monthly over 36 months                              year term, regardless of
                                                                                          termination
-----------------------------------------------------------------------------------------------------------------
  5.         22,000       FMV         Lump sum in 7 years,    10 years        NSO         12 months for death or
                                      subject to                                          disability
                                      performance-based
                                      acceleration                                        3 months for all other
                                                                                          terminations
-----------------------------------------------------------------------------------------------------------------

                                      2.

"FMV" means the Fair Market Value of the Company's Common Stock on the Employment Date, determined pursuant to the Company's Stock Option Plan. Options No. 1, 2 and 3 will be incentive stock options to the extent permitted under the Internal Revenue Code.

Each option will be evidenced by an option agreement in the form attached as Exhibits A, B, C, D, and E. As more fully set forth in such Exhibits, Options 1, 2, 3, 4 and 5 will each become fully vested and exercisable in the event of a "Sale of the Company", as defined below.

Option 5 shall vest seven years from the date of grant, subject to acceleration upon achievement of performance objectives to be established at the beginning of each year by the Company's Board of Directors. A similar option shall be granted at the beginning of each of years two and three under this Agreement, and will be subject to accelerated vesting based upon performance criteria defined by the Board of Directors for such year.

Executive shall retain all previously granted director options, which shall continue to vest in accordance with their terms.

                  2.4 STANDARD COMPANY BENEFITS. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees generally.

                  2.5 RELOCATION ALLOWANCE. The Company will pay Executive a lump sum relocation allowance of $50,000. The Company will also pay reasonable relocation expenses and temporary living expenses.

                  2.6 SPECIAL BONUS UPON SALE OF COMPANY. If, during the term of this Agreement, the Company consummates the Sale of the Company, Executive will be entitled to receive a special bonus in an amount equal to one percent (1%) of the Equity Value of the Company minus Executive's Option Value. For purposes of this Section 2.6:

                           (i) "Sale of the Company" means a sale of all or substantially all of the Company's assets, or a merger of the Company with or into another company if, as a result of such merger, the holders of the Company's voting securities immediately prior to the closing of such transaction own less than fifty percent of the voting securities of the surviving company in such merger.

                           (ii) "Equity Value" means the value of all cash, securities and other consideration received by the holders of the Company's capital stock in connection with the Sale of the Company. The Equity Value shall include the consideration received or receivable by holders of the Company's common stock, preferred stock and vested stock options (less the exercise price of such options), but shall not include the value of consideration receivable upon exercise of unvested stock options. Any consideration in the form of marketable securities shall be valued at the closing sale price of such securities on the business day immediately prior to the closing date of the Sale of the Company. Any consideration in the form of


                                      3.

         securities for which there is no established trading market shall be valued at their fair market value as of the closing date by the Company's Board of Directors.

                           (iii) "Option Value" shall mean the aggregate value of the Common Stock issuable upon exercise of Executive's stock options (based on the closing sale price of the Company's Common Stock as of the business day prior to the closing of the Sale of the Company), minus the aggregate exercise price of such stock options.

The bonus shall be paid at the same time and in the same form as the consideration payable to the holders of the Company's capital stock.

                  2.7 ADDITIONAL PAYMENT.

                           (a) Notwithstanding any other provision of this
Agreement, if any portion of any payment under this Agreement, or under any other agreement with or plan of the Company or its affiliates (in the aggregate "Total Payments"), would constitute an "excess parachute payment", Executive shall be paid an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive after deduction of any excise tax imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), any interest charges or penalties in respect of the imposition of such excise tax (but not any federal, state or local income tax, or employment tax ) on the Total Payments, and any federal, state and local income tax, employment tax, and excise tax upon the payment provided for by this Section shall be equal to the Total Payments. The Gross-Up Payment shall be made by the Company to the Executive as soon as practicable, but in no event beyond thirty (30) days from the later of (i) the date of the determination of the Gross-Up Payment or (ii) the date of the payments triggering the application of this Section 2.7(a) are made. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's domicile for income tax purposes on the date the Gross-Up Payment is made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

                           (b) For purposes of this Agreement, the terms
"excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 280G of the Code and such "parachute payments" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(b)(2) of the Code (or any successor provision). Within fifteen (15) days following the date of notice by the Company to the Executive, or of the Executive to the Company, of its or his belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code, the Executive and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel ("National Tax Counsel") selected by the Company's independent auditors and reasonably acceptable to the


                                      4.

Executive (which may be regular outside counsel to the Company), which opinion sets forth (i) the amount of the Base Period Income, (ii) the amount and present value of Total Payments and (iii) the amount and present value of any excess parachute payments. As used in this Agreement, the term "Base Period Income" means an amount equal to the Executive's "annualized includable compensation for the base period" as defined in Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Executive. The opinion of National Tax Counsel shall be dated as of the date of determination and addressed to the Company and the Executive and shall be binding upon the Company and the Executive. If such National Tax Counsel so requests in connection with the opinion required by this paragraph (b) of Section 2.7, the Executive and the Company shall obtain the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive solely with respect to its status under Section 280G of the Code and the regulations thereunder. Subject to the second sentence of Section 2.7(a) above, within five (5) days after the National Tax Counsel's opinion is received by the Company and the Executive, the Company shall pay (or cause to be paid) or distribute (or cause to distribute) to or for the benefit of Executive such amounts as are then due to Executive under this Agreement.

                           (c) In the event that upon any audit by the Internal
Revenue Service, or by a state or local taxing authority, of the Total Payments or Gross-Up Payment, a change is finally determined to be required in the amount of taxes paid by Executive, appropriate adjustments shall be made under this Agreement such that the net amount which is payable to the Executive after taking into account the provisions of Section 4999 of the Code shall reflect the intent of the parties as expressed in paragraph (a) above, in the manner determined by the National Tax Counsel.

                           (d) The Company agrees to bear all costs associated
with, and to indemnify and hold harmless, the National Tax Counsel of and from any and all claims, damages, and expenses resulting from or relating to its determinations pursuant to paragraphs (b) and (c) above, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

         3. PROPRIETARY INFORMATION OBLIGATIONS.

                  3.1 AGREEMENT. Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit D.

                  3.2 REMEDIES. Executive's duties under the Proprietary Information and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.


                                      5.

         4. OUTSIDE ACTIVITIES.

                  4.1 Except with the prior written consent of the Company's Board of Directors, Executive will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

                  4.2 Except as permitted by Section 4.3, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

                  4.3 During the term of his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any competitor corporation, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

         5. TERMINATION OF EMPLOYMENT.

                  5.1 TERMINATION WITHOUT CAUSE.

                           (a) The Company shall have the right to terminate
Executive's employment with the Company at any time without cause.

                           (b) In the event Executive's employment is
terminated without cause before November 1, 2002, the Company shall pay Executive an amount equivalent to his base salary for a period of 12 months. Such severance pay will be paid in 12 equal monthly installments.

                           (c) In the event Executive's employment is
terminated without cause on or after November 1, 2002, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation, except as provided in Section 5.3(a) hereof.

         5.2 TERMINATION FOR CAUSE.

                           (a) The Company shall have the right to terminate
Executive's employment with the Company at any time for cause.

                           (b) "Cause" for termination shall mean: (a)
indictment or conviction of any felony or of any crime involving dishonesty;
(b) participation in any

                                      6.

fraud against the Company; (c) intentional damage to any property of the Company; or (d) conduct by Executive which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve.

                           (c) In the event Executive's employment is
terminated at any time with cause, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation.

                  5.3 VOLUNTARY OR MUTUAL TERMINATION.

                           (a) Executive may voluntarily terminate his
employment with the Company at any time, after which no further compensation will be paid to Executive. In order to allow the Company time to hire a replacement, Executive shall give the Company at least six months written notice of his resignation. The Company may elect to terminate Executive's employment at any time before the end of such notice period, provided that severance compensation equal to Executive's then current base salary shall be paid during any portion of the such notice period remaining after any such accelerated employment termination date.

                         (b) In the event Executive voluntarily terminates
his employment, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation.

         6. RESTRICTIVE COVENANT. In the event Executive voluntarily terminates his employment with the Company, or his employment is terminated for cause, then for one (1) year immediately following the termination date, Executive shall not, without first obtaining the prior written approval of the Company, directly or indirectly engage or prepare to engage, in any activities in competition with the Company, or accept employment or establish a business relationship with a business engaged in or preparing to engage in competition with the Company, in any geographical location in which the Company as of the termination date either conducts or plans to conduct business.

         7. NONINTERFERENCE.

                  While employed by the Company, and for three (3) years immediately following the Termination Date, Executive agrees not to interfere with the business of the Company by:

                           (a) soliciting, attempting to solicit, inducing, or
otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company; or

                           (b) directly or indirectly soliciting the business
of any customer of the Company which at the time of termination or one year immediately prior thereto was listed on the Company's customer list.


                                      7.

         8. GENERAL PROVISIONS.

                  8.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

                  8.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

                  8.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

                  8.4 COMPLETE AGREEMENT. This Agreement and its Exhibits constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by an officer of the Company.

                  8.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

                  8.6 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

                  8.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

                  8.8 DISPUTE RESOLUTION. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the Company and Executive), including without limitation, any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (a "Claim"), shall be settled, at the request of any party to this Agreement, by final and binding arbitration conducted in


                                      8.

Denver, Colorado. All such Claims shall be settled by one arbitrator in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Each party hereto expressly consents to, and waives any future objection to, such forum and arbitration rules. Judgment upon any award may be entered by any state or federal court having jurisdiction thereof. Except as required by law (including, without limitation, the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market, if applicable), neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Adherence to this dispute resolution process shall not limit the right of the Company or Executive to obtain any provisional remedy, including without limitation, injunctive or similar relief from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to this Agreement. The arbitration procedures shall follow the substantive law of the State of Colorado, including the provisions of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with this Agreement and specifically excepting therefrom sections of any such statute dealing with discovery and sections requiring notice of the hearing date by registered or certified mail. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action to the extent that the other party's claims or defenses are found to be frivolous.

                  8.9 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Colorado.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                               BOLDER TECHNOLOGY CORPORATION



                                               By:
                                                  ----------------------------
                                                   [NAME]
                                                   [TITLE]


                                               Date:
                                                    --------------------------

Accepted and agreed this
___ day of _________, 1999.



----------------------------
Roger Warren


                                      9.